UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2024

PLANET 13 HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56374	83-2787199
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2548 West Desert Inn Road, Suite 100 Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

(702) 815-1313
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.424)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2024, Lee Fraser, age 45, who had been serving on the board of directors (the “Board”) and as the Chair of the Audit Committee of Planet 13 Holdings Inc. (the “Company” or “Planet 13”), transitioned to the position of Chief Administrative Officer. Mr. Fraser has resigned from his position as Audit Committee Chair but will remain on the Board and on the Audit Committee in such capacity until the Company’s 2024 Annual General Meeting of Shareholders or until his respective successor is elected and qualified, or until his respective earlier resignation, retirement or removal. As Chief Administrative Officer, Lee Fraser will be responsible for strategic planning, sales and purchasing, operations management, risk management and compliance. The role matches Mr. Fraser’s strengths, developed over 20 plus years as a finance and operations executive at several publicly traded companies. His experience overseeing large-scale growth projects and large teams across many different states and countries for media companies such as Warner Bros and Fox Corp will be key in Planet 13’s next phase of growth. There is no parent, subsidiary, or other affiliate relationship between the Company and any of Mr. Fraser’s previous employers.

Effective February 7, 2024, the Board appointed Kevin Martin, age 50, to the Board and to the Audit Committee, Corporate Governance and Nominating Committee, and Compensation Committee of the Board. Mr. Martin will also serve as the Audit Committee Chair. Mr. Martin will serve in such capacities until the Company’s 2024 Annual General Meeting of Shareholders or until his respective successor is elected and qualified, or until his respective earlier resignation, retirement or removal. This appointment remains subject to regulatory background investigations. As a Board Member, Mr. Martin will apply his knowledge and experience from a career in internal audit at large private and public companies to implementing best practices to improve the Company’s governance, financial practices, and audit and financial procedures. Mr. Martin holds CPA, CFE, and CRMA designations with 22 years of experience in internal audit and operations.

There are no arrangements or understandings between Mr. Fraser, Mr. Martin and any other persons pursuant to which they were selected for their respective roles, and there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Mr. Fraser, Mr. Martin, and the Company. Neither Mr. Fraser nor Mr. Martin has any family relationships with any of the Company’s directors, executive officers, or other person nominated or chosen by the Company to become a director or executive officer.

The Company’s press release, dated February 8, 2024, is filed as Exhibit 99.1 hereto and incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 8, 2024.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Planet 13 Holdings Inc.

Date: February 8, 2024	By:	/s/ Robert Groesbeck
	Name	Robert Groesbeck
	Its:	Co-Chief Executive Officer

Date: February 8, 2024	By:	/s/ Larry Scheffler
	Name:	Larry Scheffler
	Its:	Co-Chief Executive Officer

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